UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

On October 7, 2015 (the “Agreement Date”), Pandora Media, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ticketfly, Inc., a Delaware corporation (“Ticketfly”), Tennessee Acquisition Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Tennessee Acquisition Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) and Shareholder Representative Services LLC, a Colorado limited liability company, as stockholders’ agent for the Ticketfly stockholders.

The Merger Agreement provides for (i) the merger of Merger Sub I with and into Ticketfly (the “First Merger”), with Ticketfly surviving the First Merger as a wholly owned subsidiary of the Company and (ii) immediately thereafter, the merger of Ticketfly with and into Merger Sub II with Merger Sub II surviving as a wholly owned subsidiary of the Company.

Upon consummation of the First Merger (the “Closing”), all outstanding shares and warrants to purchase shares of Ticketfly will be cancelled in exchange for an aggregate purchase price of 11,597,938 shares of the Company’s common stock and $225 million in cash, subject to customary adjustments for working capital, cash, indebtedness and transaction expenses. In addition to the purchase price, unvested options and unvested restricted stock units of Ticketfly held by Ticketfly employees will be converted respectively into unvested options and unvested restricted stock units to acquire common stock of the Company.

The Merger Agreement contains customary representations, warranties and covenants by the Company, the Merger Subs and Ticketfly. A portion of the merger consideration, consisting of both cash and stock, will be held in escrow to secure the indemnification obligations of the Ticketfly stockholders. The Closing is subject to customary closing conditions, including the expiration or termination of any waiting periods under applicable antitrust laws, and the Company expects the Closing to occur in 2015.

Item 3.02                  Unregistered Sales of Equity Securities.
See the disclosure under Item 1.01 of this Current Report on Form 8-K. The issuance of the shares of the Company’s common stock as described in Item 1.01 will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof, or Regulation D promulgated thereunder.

Item 8.01                  Other Events.

See the disclosure under Item 1.01 of this Current Report on Form 8-K. Ticketfly’s financial results are currently being reviewed as part of the merger, and will be included within a subsequent Form 8-K/A. Pending this review and before any resulting adjustments, Ticketfly’s revenue was approximately $55 million for the twelve months ended December 31, 2014 and approximately $35 million for the six months ended June 30, 2015.

Item  9.01                  Financial Statements and Exhibits.

(d)                 Exhibits.

Number	Description

99.1	Press Release dated October 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: October 7, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release dated October 7, 2015